UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2016

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 8.01 below is incorporated herein by reference.

Item 8.01	Other Events.

As previously reported, on October 26, 2016, Amyris, Inc. (the “Company”) and Nenter & Co., Inc. (“Nenter”) entered into a Cooperation Agreement (the “Cooperation Agreement”), pursuant to which the parties agreed to collaborate to create and develop certain compounds and, in the event the parties achieve certain specified development targets, to establish and implement a worldwide manufacturing and commercialization plan relating thereto. In addition, pursuant to, and as consideration for, the Cooperation Agreement, promptly after the effectiveness of the Cooperation Agreement, which was subject to obtaining certain corporate and regulatory approvals, the Company would issue to Nenter a warrant to purchase shares of the Company’s common stock (the “Warrant”). The terms of the Cooperation Agreement and the Warrant were previously reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 1, 2016, and all such disclosure is incorporated herein by reference.

On November 16, 2016, the Cooperation Agreement became effective upon obtaining necessary approvals and the Company issued the Warrant to Nenter in a private placement pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated under the Securities Act. Pursuant to the terms of the Warrant, upon the request of Nenter, the Company will use its best efforts to cause the shares of common stock issued upon exercise of the Warrant to be registered under the Securities Act within 90 days of the exercise of the Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: November 18, 2016	By:	/s/ Raffi Asadorian
Raffi Asadorian
Chief Financial Officer